Exhibit 10.1

AMENDMENT NO. 1
TO
COMMON STOCK PURCHASE WARRANT

THIS AMENDMENT NO. 1 TO COMMON STOCK PURCHASE WARRANT (this “Amendment”) is made effective as of this ___ day of December, 2013 (the “Effective Date”), by and between Anavex Life Sciences Corp. (the “Company”) and ______________________________ (the “Holder,” and together with the Company, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Warrant (as defined below).

RECITALS

WHEREAS, the Holder holds a warrant issued by the Company, dated _____________, 2013 (the “Warrant”), to purchase from the Company up to ________________fully paid and nonassessable Warrant Shares, as set forth in the Warrant;

WHEREAS, Section 5(l) of the Warrant provides that the Parties may amend or modify the Warrant or the provisions thereof via the written consent of the Company and the Holder; and

WHEREAS, the Parties desire to amend the Warrant and restate certain provisions therein, as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereto agree as follows:

1.      Amendment of Section 3(b). The Warrant shall be and is hereby amended to delete Section 3(b) in its entirety and replace it with the following:

“b) Subsequent Equity Sales. [DELETED]”

2.      Amendment of Section 3(c). The Warrant shall be and is hereby amended to delete Section 2(c) in its entirety and to replace it with the following:

“c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

3.      Conforming Changes. All provisions in the Warrant and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

4.      Full Force and Effect. The remainder of the Warrant is not amended hereby and shall remain in full force and effect, except as otherwise set forth in this Amendment. The Parties hereby ratify and confirm the terms and conditions of the Warrant, as supplemented and amended by this Amendment.

5.      Recitals. The Recitals above are true and correct and are hereby incorporated by reference.

** Signature Page Follows **

SIGNATURE PAGE – AMENDMENT NO. 1
TO
COMMON STOCK PURCHASE WARRANT

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

COMPANY:	HOLDER:

ANAVEX LIFE SCIENCES CORP.	__________________________

By: _______________________	By: _______________________
Name: Christopher Missling, PhD.	Name:
Title: Chief Executive Officer	Title: